Exhibit 99.1

INVO Bioscience Expands Company-Owned Clinic Opportunity Under Amended U.S. Commercialization Agreement

SARASOTA, Florida – March 08, 2021 -- INVO Bioscience, Inc. (NASDAQ: INVO), a medical device company focused on commercializing the world's only in vivo Intravaginal Culture System (IVC), INVOcell®, an effective and affordable treatment for patients diagnosed with infertility, today announced an amendment under its exclusive U.S. commercialization agreement with Ferring Pharmaceuticals. The amendment provides for an increase in the number of INVO company-owned clinics initially allowable under the agreement and removes certain geographical restrictions.

Steve Shum, CEO of INVO Bioscience, commented, “We are pleased to have successfully completed this amendment with our U.S. partner, Ferring. We believe it reflects the strength of our ongoing collaboration and shared commitment to expand the use of INVOcell in the U.S. We also believe our dedicated clinic approach is an important complementary channel to accelerate awareness and market adoption of INVOcell and in our opinion will allow us to capture additional per-procedure income. In our view, this strategy will increase industry capacity, affordability and facilitate greater access for patients. We expect to report on our initial U.S. activities in the near future.”

The amendment also adjusted the remaining annual 2020 minimum contractual product purchase requirement, whereby Ferring will place a $501,000 order, which will be recognized as revenue by INVO Bioscience in the first quarter of 2021.

About INVO Bioscience

We are a medical device company focused on creating simplified, lower-cost treatments for patients diagnosed with infertility. Our solution, the INVO® Procedure, is a revolutionary in vivo method of vaginal incubation that offers patients a more natural and intimate experience. Our lead product, the INVOcell®, is a patented medical device used in infertility treatment and is considered an Assisted Reproductive Technology (ART). The INVOcell® is the first Intravaginal Culture (IVC) system in the world used for the natural in vivo incubation of eggs and sperm during fertilization and early embryo development, as an alternative to traditional In Vitro Fertilization (IVF) and Intrauterine Insemination (IUI). Our mission is to increase access to care and expand fertility treatment across the globe with a goal to lower the cost of care and increase the availability of care. For more information, please visit http://invobioscience.com/

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

INVO Bioscience

Steve Shum, CEO

978-878-9505

steveshum@invobioscience.com

Investors

Lytham Partners, LLC

Robert Blum

602-889-9700

INVO@lythampartners.com